                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                                                      EXHIBIT 11


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


                             Three Months Ended June 30,   Six Months Ended June 30,
                             ---------------------------  ---------------------------
                                 1996           1995           1996          1995
                             -------------  ------------  --------------  -----------
                                     (Unaudited)                   (Unaudited)
Primary:

Average shares and
 equivalents
 outstanding                     9,184,842     8,529,130      8,545,183    8,495,594
                                ==========    ==========    ===========   ==========

Income (loss) before
 extraordinary item             $1,809,756    $2,722,512    $(1,644,197)  $1,889,848
Extraordinary gain (loss)          618,902           ---     (2,891,250)         ---
                                ==========    ==========    ===========   ==========

Net income (loss)               $2,428,658    $2,722,512    $(4,535,447)  $1,889,848
                                ==========    ==========    ===========   ==========

Net income (loss)
 attributable to
 common shareholders            $1,547,338    $1,841,192    $(6,298,085)  $   91,208
                                ==========    ==========    ===========   ==========

Per common share:
   Income (loss) before
     extraordinary item         $     0.10    $     0.22    $     (0.40)  $     0.01
   Extraordinary gain (loss)          0.07             -          (0.34)           -
                                ==========    ==========    ===========   ==========

   Net income (loss)            $     0.17    $     0.22    $     (0.74)  $     0.01
                                ==========    ==========    ===========   ==========

Fully Diluted:

Average shares and
 equivalents
 outstanding                     9,184,842     8,529,130      8,545,183    8,495,594
                                ==========    ==========    ===========   ==========

Income (loss) before
 extraordinary item             $1,809,756    $2,722,512    $(1,644,197)  $1,889,848
Extraordinary gain (loss)          618,902           ---     (2,891,250)         ---
                                ==========    ==========    ===========   ==========

Net income (loss)               $2,428,658    $2,722,512    $(4,535,447)  $1,889,848
                                ==========    ==========    ===========   ==========

Net income (loss)
 attributable to
 common shareholders            $1,547,338    $1,841,192    $(6,298,085)  $   91,208
                                ==========    ==========    ===========   ==========
Per common share:
   Income (loss) before
     extraordinary item         $     0.10    $     0.22    $     (0.40)  $     0.01
   Extraordinary gain (loss)          0.07             -          (0.34)           -
                                ==========    ==========    ===========   ==========
   Net income (loss)            $     0.17    $     0.22    $     (0.74)  $     0.01
                                ==========    ==========    ===========   ==========
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